UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
November 10, 2004

INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or organization)	1-12203 (Commission File Number)	62-1644402 (I.R.S. Employer Identification No.)

1600 E. St. Andrew Place Santa Ana, CA 92799-5125 (Address, including zip code of Registrant’s principal executive offices) Registrant’s telephone number, including area code: (714) 566-1000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

          On September 26, 2004, Ingram Micro Inc., a Delaware corporation (“Ingram Micro”), and Ingram Micro Asia Holdings Inc., a California corporation and wholly-owned subsidiary of Ingram Micro (“Ingram Micro Asia Holdings”), entered into a Share Sale Agreement with the stockholders of Techpac Holdings Limited, a company incorporated in Bermuda (“Techpac”), pursuant to which Ingram Micro Asia Holdings agreed to purchase all of the outstanding stock of Techpac. The acquisition was completed on November 10, 2004. Techpac is a distributor of information technology with its principal operations in the Asia-Pacific region.

          Under the terms of the Share Sale Agreement, Ingram Micro Asia Holdings acquired all of the outstanding stock of Techpac from CVC Capital Partners Asia Pacific LP, Asia Investors LLC, Hagemeyer Caribbean Holding NV and the other selling shareholders named therein. The purchase price of the acquisition was $700 million Australian dollars (approximately $530 million), consisting of cash and the assumption of Techpac's debt, before direct costs of the acquisition, and subject to a final determination of net asset value. The acquisition was funded from cash from operations and available credit facilities.

          There is no material relationship between Ingram Micro and the selling shareholders of Techpac.

Item 7.01.  Regulation FD Disclosure.

          On November 15, 2004, Ingram Micro issued a press release announcing the completion of its acquisition of Techpac. A copy of the press release is attached hereto as Exhibit 99.1, the text of which is incorporated under Item 9.01 of this Form 8-K by reference herein. This press release is not to be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing, or to form a part of Ingram Micro’s public disclosure in the United States or otherwise.

Item 9.01.  Financial Statements and Exhibits.

                    (a)     Financial Statements of Businesses Acquired

                    Audited consolidated balance sheet of Techpac and its subsidiaries as of December 31, 2003 (Successor) and audited consolidated statements of income, shareholders’ equity and comprehensive income (loss), and cash flows for the period January 1, 2003 through May 31, 2003 (Predecessor) and the period June 1, 2003 through December 31, 2003 (Successor) and related Independent Auditors’ Report thereon, as well as unaudited consolidated balance sheet as of September 30, 2004 and unaudited consolidated statements of income and cash flows for the period June 1, 2003 through September 30, 2003 and January 1, 2004 through September 30, 2004 and unaudited consolidated statement of shareholders’ equity and comprehensive income for the period January 1, 2004 through September 30, 2004, will be filed by amendment.

                    (b)     Unaudited Pro Forma Financial Information

                    Unaudited pro forma financial information for the fifty-three weeks ended January 3, 2004 and as of and for the thirty-nine weeks ended October 2, 2004 will be filed by amendment.

                    (c)     Exhibits

Exhibit No.	Description

2.1	Share Sale Agreement dated as of September 26, 2004 (filed as Exhibit 10.54 to Ingram Micro’s Quarterly Report on Form 10-Q for the quarter ended October 2, 2004)

99.1	Press Release dated November 15, 2004

99.2*	Audited consolidated balance sheet of Techpac and its subsidiaries as of December 31, 2003 (Successor) and audited consolidated statements of income, shareholders’ equity and comprehensive income (loss), and cash flows for the period January 1, 2003 through May 31, 2003 (Predecessor) and the period June 1, 2003 through December 31, 2003 (Successor) and related Independent Auditors’ Report thereon, as well as unaudited consolidated balance sheet as of

September 30, 2004 and unaudited consolidated statements of income and cash flows for the period June 1, 2003 through September 30, 2003 and January 1, 2004 through September 30, 2004 and unaudited consolidated statement of shareholders’ equity and comprehensive income for the period January 1, 2004 through September 30, 2004

99.3*	Unaudited pro forma financial information

* To be filed by amendment

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

	By:	/s/ Larry C. Boyd

	Name:	Larry C. Boyd
	Title:	Senior Vice President, Secretary and General Counsel

Date: November 15, 2004